Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-195842, effective May 9, 2014) of Helios and Matheson Analytics Inc. and Subsidiary of our report dated March 28, 2016, relating to our audit of the consolidated financial statements, and Schedule II, which appear in the Annual Report on Form 10-K of Helios and Matheson Analytics Inc. and Subsidiary for the period ended December 31, 2015.

/s/ Rosenberg Rich Baker Berman & Company

Rosenberg Rich Baker Berman & Company

Somerset, New Jersey

March 28, 2016